EXHIBIT 10.2
                                                                    ------------


                    INTERCREDITOR AND SUBORDINATION AGREEMENT

         THIS INTERCREDITOR AND SUBORDINATION AGREEMENT (this "AGREEMENT") is made and entered into as of January 16, 2004, by and among Local Oklahoma Bank, an Oklahoma bank (together with its successors and assigns and any other bank, financial institution or other lender which refinances the Senior Loan (as defined below), "SENIOR LENDER"); the noteholders listed on Schedule I attached hereto (together with their permitted successors and assigns, collectively, the "SUBORDINATED CREDITORS", whether one or more); and GMX Resources Inc., an Oklahoma corporation (the "BORROWER").

                                    RECITALS

         A. Senior Lender has loaned or agreed to loan an amount up to $15,000,000 to Borrower subject to Senior Lender's calculation of a borrowing base which such borrowing base is currently $6,490,000 (the "SENIOR LOAN"), which loan is evidenced by the Promissory Note dated August 31, 2003, executed by Borrower, as maker, and payable to the order of Senior Lender in the stated principal amount of $15,000,000 (the "SENIOR NOTE"). Subordinated Creditors have agreed to lend $1,000,000 to Borrower (the "SUBORDINATED LOAN"), which loan is evidenced by several Subordinated Promissory Notes of even date herewith, executed by Borrower and payable to the order of Subordinated Creditors in the stated aggregate principal amount of $1,000,000 (the "SUBORDINATED NOTES").

         B. Senior Lender and Subordinated Creditors desire to confirm, as between themselves, the subordination of all rights of Subordinated Creditors with respect to payment of the Subordinated Debt (hereinafter defined) to the indefeasible payment in full in cash of the Senior Debt (hereinafter defined).

         C. Senior Lender has advised Subordinated Creditors that it would not permit the loans to be extended to the Borrower by the Subordinated Creditors but for the execution of this Agreement by Subordinated Creditors.

                                    AGREEMENT
                                    ---------

                  NOW, THEREFORE, in consideration of the premises, and in order to induce Senior Lender to allow the issuance of the Subordinated Notes by Borrower, the parties hereto hereby covenant and agree as follows:

                  1. Definitions. The following terms shall have the following meanings as used in this Agreement:

                  "COLLECTION ACTION" shall mean (a) to demand, sue for, take or receive from or on behalf of the Borrower or the Subordinated Creditors, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by the Borrower or the Subordinated Creditors with respect to the Subordinated Debt, (b) to initiate or participate with others in any suit, action or proceeding against the Borrower or the Subordinated Creditors to

(i) enforce payment of or to collect the whole or any part of the Subordinated Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Debt Documents or applicable law with respect to the Subordinated Debt or (c) to accelerate the maturity of any Subordinated Debt, or
(d) attach any lien or other encumbrance against the assets or property of Borrower; provided, however, that "Collection Action" shall not include any exercise of rights permitted by Section 3.3 and Section 6 hereof (subject to the limitations set forth therein).

                  "DEBTOR RELIEF LAW" shall mean any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar laws affecting the rights of creditors generally from time to time in effect;

                  "SENIOR DEBT" shall mean (i) all indebtedness, liabilities and obligations of Borrower to Senior Lender, whether now existing or hereafter arising, under the Senior Note, (ii) all accrued but unpaid interest on any of the indebtedness owing under the Senior Note, (iii) all fees and expenses required by the Credit Agreement, as amended, by and between Borrower, certain of its affiliates, and Senior Lender; (iv) all obligations of Borrower to Senior Lender under any documents evidencing, securing, governing and/or pertaining to all or any part of the indebtedness described in (i),(ii), and (iii) above, (v) all costs and expenses incurred by Senior Lender in connection with the collection of all or any part of the indebtedness and obligations described in
(i), (ii), (iii), and (iv) above, including without limitation all reasonable attorneys' fees, (vi) all renewals, extensions, modifications and rearrangements by the Borrower and Senior Lender of the indebtedness and obligations described in (i), (ii), (iii), (iv), and (v) above, and (vii) all indebtedness, liabilities and obligations incurred by Borrower in connection with any refinancing of the obligations described in (i) through (vi) above with another bank, financial institution or other lender; and (viii) all interest accruing after the date of the filing of a petition by or against Borrower pursuant to any Debtor Relief Law or under any similar federal or state statute;

                  "SENIOR DEBT DOCUMENTS" shall mean the Senior Note and any other instruments, documents and agreements evidencing the Senior Loan.

                  "SENIOR LOAN" shall have the meaning set forth in the recitals to this Agreement.

                  "SENIOR NOTE" shall have the meaning set forth in the recitals to this Agreement.

                  "SUBORDINATED DEBT" shall mean all of the indebtedness of Borrower to Subordinated Creditors, whether now existing or hereafter arising, under the Subordinated Notes (whether or not such indebtedness continues to be evidenced by the Subordinated Notes or is hereafter evidenced in whole or in part by any other instruments, documents or judgments); and

                  "SUBORDINATED DEBT DOCUMENTS" shall mean the Subordinated Notes and any other instruments, documents and agreements evidencing the Subordinated Debt.

                  "SUBORDINATED LOAN" shall have the meaning set forth in the recitals to this Agreement.

                  "SUBORDINATED NOTE" shall have the meaning set forth in the recitals to this Agreement.

                  2. Consent. Subject to the terms contained in this Agreement, Senior Lender hereby consents to the execution, delivery, and performance by Borrower of the Subordinated Notes and all other instruments and documents executed and delivered in connection therewith and the consummation of the transactions contemplated thereby, notwithstanding any term, covenant or condition of the Senior Debt Documents to the contrary.

                  3. Subordination.

                      3.1. Subordinated Creditors hereby subordinate the payment of all of the Subordinated Debt to the prior payment in full of the Senior Debt, to the extent and in the manner set forth herein. The Subordinated Creditors agree that the Subordinated Debt shall be and hereby is inferior and junior to the Senior Debt, unless otherwise agreed to in writing by Senior Lender.

                      3.2. Notwithstanding subparagraph 3.3 below, in the event of (i) any insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, assignment for the benefit of creditors, or other similar proceeding relative to Borrower or its properties, or (ii) any proceeding for the voluntary liquidation, dissolution or other winding up of Borrower, and whether or not involving insolvency or bankruptcy proceedings, then and in any such event Subordinated Creditors agrees as follows:

                          (a) all Senior Debt shall first be indefeasibly paid
in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made in respect of the Subordinated Debt; and

                          (b) any payment or distribution of any character,
whether in cash, securities or other property, which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt, including any payment or distribution in respect of the Subordinated Debt by reason of any other indebtedness of Borrower being subordinated to the Subordinated Debt, shall be paid or delivered directly to Senior Lender, until all Senior Debt shall have been indefeasibly paid in full in cash, and Subordinated Creditors, or any other holder of the Subordinated Debt, irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, custodians, conservators, and others having authority in the premises to effect all such payment and deliveries.

                      3.3 Subject to subparagraph 3.2 above, until the Senior Debt shall have been indefeasibly paid in full in cash, Borrower shall not make, and Subordinated Creditors shall not receive, accept, or retain, any payment on account of the Subordinated Notes or any other Subordinated Debt without Senior Lender's prior written consent; provided, however, that unless a Senior Default has occurred and is continuing, Borrower may make, and Subordinated Creditors may receive and retain, regularly scheduled payments of interest and principal on the Subordinated Notes in accordance with the terms of the Subordinated Notes and Section 3.8 below. Provided, however, in the event of a conflict between the terms of the Subordinated Note and the terms of this Agreement, the terms of this Agreement shall control. Nothing contained herein to the contrary shall prevent (i) default interest being charged on the Subordinated Debt, (ii) the acceleration of the Subordinated Debt by reason of a default, (iii) the automatic acceleration of the Subordinated Debt upon the occurrence of a bankruptcy or other proceeding under any applicable Debtor Relief law of the Borrower, or (iv) the taking of any other action by the Subordinated Creditors reasonably necessary, and only if necessary, to avoid the operation of any statute of limitations. As used herein, a Senior Default shall mean an Event of Default under the Senior Debt Documents.3.4 Except for the Warrants and Warrant Shares described and set forth in the Subordinated Debt Documents, if, notwithstanding the provisions of this Agreement, any payment or distribution of any character, whether in cash, securities, or other property, or any security shall be received by Subordinated Creditors in contravention of the terms of this Agreement, and before all Senior Debt shall have been indefeasibly paid in full in cash, such payment, distribution or security shall not be commingled with any asset of Subordinated Creditors, shall be held in trust for the benefit of, and shall be immediately paid over or delivered or transferred to, Senior Lender or its representative, for application to the payment of all Senior Debt remaining unpaid, until all of the Senior Debt shall have been indefeasibly paid in full in cash.

                      3.5 Subordinated Creditors and Borrower shall, simultaneously with the execution and delivery of this Agreement, cause the following legend to be placed on the Subordinated Notes:

                  This Note and the indebtedness evidenced hereby is subordinated in the manner and to the extent set forth in an agreement (the "Agreement") dated as of January 16, 2004, by the maker and the payee of this Note in favor of Local Oklahoma Bank, as Senior Lender, to all indebtedness (including interest) at any time owed by the maker of this Note to said Senior Lender, and each holder of this Note, by its acceptance hereof, shall be bound by such Agreement.

Subordinated Creditors shall deliver a copy of the Subordinated Notes, as so marked, to Senior Lender. If reasonably required by Senior Lender in order to enforce or make a claim under any such note pursuant to this Agreement, Subordinated Creditors shall deliver to Senior Lender the original note held by it.

                      3.6 This Agreement, without further reference, shall pass to and may be relied upon and enforced by any transferee or subsequent holder of any Senior Debt. In the event of any proposed sale, assignment, disposition or other transfer of all or any portion of the Subordinated Debt, Subordinated Creditors shall, prior to the consummation of any such action, cause the transferee thereof to execute and deliver to Senior Lender an agreement in form and substance substantially identical to this Agreement and acceptable to Senior Lender providing for the continued subordination of such Subordinated Debt to the Senior Debt as provided herein and for the continued effectiveness of each and every one of the rights of Senior Lender arising under this Agreement.

                      3.7 Subordinated Creditors or any other holder of the Subordinated Debt shall execute and deliver to Senior Lender or its representative all such further instruments confirming the authorization referred to in this Agreement, any powers of attorney specifically confirming the rights of Senior Lender arising hereunder, and all proofs of claim, assignments of claim, and any other instruments, and shall take all such other actions as may be reasonably requested by Senior Lender in order to enable it to enforce all claims upon or in respect of such Subordinated Debt

                      3.8 Section 3.3 above notwithstanding and subject to the express terms hereof, Borrower may make, and Subordinated Creditors may receive and retain, regularly scheduled payments of accrued interest; provided, however, such interest payment shall be expressly conditioned upon there not then existing a Senior Default.

                      Section 3.3 above notwithstanding and subject to the express terms hereof, Borrower may make regularly scheduled payments of principal in amounts not in excess of $100,000.00 in the aggregate during any single fiscal year of Borrower; provided, however, such principal reduction shall be expressly conditioned upon each of the following: (X) Borrower shall have notified Senior Lender, at least, three (3) business days prior to making the reduction; (Y) there is not then existing a Senior Default nor will a Senior Default occur by virtue of the principal reduction; and (Z) Borrower shall have, at least, $400,000.00 in Adjusted Working Capital (hereafter defined) at the time of the principal reduction. It is acknowledged by Subordinated Creditors that Senior Lender is relying on Subordinated Creditors' covenant to not receive and retain such payments of principal or interest in contravention of the terms set forth above. For the purposes hereof, the term Adjusted Working Capital shall mean (i) Current Assets plus the Available Commitment minus any assets resulting from "mark-to-market" accounting treatment for hedging contracts minus
(ii) Current Liabilities, minus any liabilities resulting from "mark-to-market" accounting treatment for hedging contracts, minus any balance outstanding on this credit facility that would otherwise be accounted for as a Current Liability.

                  4. Rights. Without limiting the generality of any other provision of this Agreement, Subordinated Creditors irrevocably authorize Senior Lender or any of its agents, nominees, or designees, at any time after the occurrence of an Event of Default under the Senior Debt Documents, to collect and receive any future payments to the Subordinated Creditors with respect to the Subordinated Debt, and to do any and all things relating to the collection thereof with the same power and authority that Subordinated Creditors might or could have done if this Agreement had not been executed, including the filing and proving of claims in Senior Creditor's name or in Subordinated Creditors' name, in connection with any receivership, bankruptcy or other proceedings, under any Debtor Relief Law or otherwise. In connection therewith, Subordinated Creditors hereby irrevocably appoint Senior Lender, its successors and assigns, as its lawful attorney-in-fact with full power and authority for it and in its name to make, execute, and acknowledge, publish, file, record, and swear to the execution, acknowledgment, filing, and/or recordation, as applicable, of any and all documents as Senior Lender, in its sole discretion, shall deem necessary, appropriate, and/or advisable with respect to the enforcement and administration of the Senior Debt and the furtherance of the collection thereof. The foregoing power of attorney is coupled with an interest and is irrevocable.

                  5. Restrictions on Subordinated Creditors. Prior to the indefeasible payment in full in cash of the Senior Debt and notwithstanding anything contained in the Subordinated Debt Documents to the contrary, Subordinated Creditors shall not, without the prior written consent of Senior Lender, do any of the following:

                          (a) amend, modify, or supplement, or agree to any
amendment, modification, or supplement of, the Subordinated Notes or any of the other Subordinated Debt Documents in any manner; provided, however, that Borrower and Subordinated Creditors may enter into an amendment or modification of, or supplement to, any of the Subordinated Debt Documents if such amendment, modification or supplement does not have the effect of (a) imposing any additional or increased limitations or restrictions on the interest, rights or powers of Borrower under the Subordinated Debt Documents, including, without limitation, any increase in the rate of interest payable on all or any portion of the Subordinated Debt or any shortening of the maturity of all or any portion of the principal amount of the Subordinated Debt, (b) increasing any amount or accelerating the time for any payment under the Subordinated Notes or other Subordinated Debt Documents, or (c) adversely affecting or imposing any additional or increased limitations or restrictions on the interests, rights, or powers of Senior Lender under this Agreement, the Senior Note or any other Senior Debt Documents; or

                          (b) upon the occurrence of any event of default under
any of the Subordinated Debt Documents (hereinafter referred to as a "SUBORDINATED DEBT DEFAULT") or any event which, with the passage of time, or giving of notice, or both, would constitute a Subordinated Debt Default, or on any other basis for any reason, only for a period of 180 days commencing upon the occurrence of a Subordinated Debt Default, take any of those actions specified in Section 6 below.

                  6. Temporary Suspension of Remedies. For a period of 180 days commencing upon Senior Lenders receipt of notice of a Subordinated Debt Default or until the Senior Debt has been indefeasibly paid in full, whichever shall first occur, the Subordinated Creditors shall not take any Collection Action; provided, however, that (A) after and during the continuance of a Subordinated Debt Default or a Senior Debt Default, the Subordinated Creditors may charge default interest under the terms of the Subordinated Debt Documents; and (B) the Subordinated Creditors may accelerate the maturity of the Subordinated Notes. After the expiration of such 180 day period, the Subordinated Creditors may take any such action reasonably necessary, and only if necessary, to avoid the operation of any statute of limitations.

                  Notwithstanding the 180 day period, Subordinated Creditors acknowledge, covenant and agree with Senior Lender that the Senior Lender has a prior and superior right in and to the collateral securing the Senior Debt, including all property covered by the negative pledge described in the Senior Loan Documents. Any lien or encumbrance claimed by Subordinated Creditors in and to any of such property of Borrower shall continue hereafter to be subject and subordinate to the Bank's lien and rights until such time as the Senior Debt has been paid in full.

                  7. Continued Effectiveness of this Agreement. None of the terms of this Agreement, the subordination effected hereby, the rights of Senior Lender or the obligations of Subordinated Creditors arising hereunder, shall be affected, modified, or impaired in any manner or to any extent by: (i) any amendment or modification of or supplement to the Senior Debt Documents or any instrument or document executed or delivered pursuant thereto, including, but not limited to, Senior Lender's making of any additional loans; (ii) the validity or enforceability of any of such documents; and (iii) any exercise or non-exercise of any right, power, or remedy under or in respect of the Senior Debt or instruments or documents referred to in clause (i)
above, whether or not the Subordinated Creditors shall have had notice or knowledge of any of the foregoing and whether or not it shall have consented thereto. In addition, the Subordinated Creditors specifically agree that Senior Lender may grant extensions of the time of payment or performance, make compromises, including increases to the amount of the outstanding loans up to a maximum of $15 million, increase payment amounts, increase the rate of interest, releases of collateral and settlements with Borrower, or otherwise modify the Senior Debt without affecting the agreements of the Subordinated Creditors or Borrower hereunder.

                  8. Miscellaneous.

                      8.1. The provisions of this Agreement are solely for the purpose of defining the relative rights of Senior Lender on the one hand and Subordinated Creditors on the other hand, and no provision of this Agreement, by its own terms, shall impair as between Subordinated Creditors and Borrower, Borrower's obligations to pay Subordinated Creditors the principal, interest, and other charges due under the Subordinated Notes as and when the same shall become due in accordance with the terms of the Subordinated Debt Documents; nor shall any provision of this Agreement, by its own terms, prevent Subordinated Creditors from exercising all rights and remedies otherwise permitted by applicable law upon default, subject, however, to each and every right of Senior Lender under the provisions of this Agreement.

                      8.2. In the event that the Senior Debt shall have been indefeasibly paid in full in cash, then Subordinated Creditors shall be subrogated to any right of Senior Lender to receive any further payments or distributions applicable to the Senior Debt until the Subordinated Debt shall have been paid in full; provided, however, that for purposes of such subrogation, as among Borrower, its creditors other than Senior Lender, and Subordinated Creditors, no payments or distributions to Senior Lender of any cash, property, or securities to which Subordinated Creditors would be entitled, except for the provisions hereof, shall be deemed to be a payment by or on account of the Senior Debt.

                      8.3. Senior Lender and Subordinated Creditors shall each use their best efforts to give written notice to the other of a failure to pay any amount due with respect to the Senior Debt or the Subordinated Debt held by it; provided, however, that the failure to give such notice for any reason whatsoever, shall not, except as may be set forth in this Agreement, be deemed to be a breach of this Agreement and shall not affect the respective rights of Senior Lender or Subordinated Creditors hereunder in any way whatsoever.

                      8.4. The Subordinated Creditors agree that they will not take any action that will impede, interfere with or restrict or restrain the exercise by Senior Lender of its rights and remedies under the Senior Loan Documents and, upon the commencement of any bankruptcy of the Borrower, will take such actions as may be reasonably necessary or appropriate to effectuate the subordination provided hereby. In furtherance thereof, the Subordinated Creditors hereby agree not to oppose any motion filed or supported by Senior Lender for relief from the automatic stay, for adequate protection in respect of the Senior Debt, and/or for the Borrower's use of cash collateral or post-petition borrowing from the Senior Lender.

                      8.5. If the Subordinated Creditors, in violation of this Agreement, shall commence, prosecute or participate in any suit, action or proceeding against Borrower, Borrower may interpose as a defense or plea the making of this Agreement and Senior Lender may intervene and interpose such defense or plea in Senior's name or in the name of Borrower. If the Subordinated Creditors obtain any assets of the Borrower as a result of any administrative, legal, or equitable action, or otherwise, the Subordinated Creditors agree to forthwith pay, deliver, and assign to Bank One any such assets for application upon the amount now or hereafter owing to Bank One by Borrower.

                      8.6. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Debt Documents, the provisions of this Agreement shall control and govern.

                      8.7. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration, or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration, or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

 (i)        If to Senior        Local Oklahoma Bank
            Lender:             3601 NW 63rd Oklahoma City,
                                Oklahoma 73116
                                Attn: John K. Slay, Jr., Senior Vice President


(ii)        If to Borrower:     GMX Resources, Inc.
                                9400 N. Broadway Suite 600
                                Oklahoma City, Oklahoma 73114
                                Attention: Ken L. Kenworthy, Sr. , Executive
                                           Vice President

(iii)       If to Subordinated  At the addresses set forth on Schedule I
            Creditors:

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three (3) Business Days after sending by registered or certified mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration, or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration, or other communication.

                      8.8. The parties hereto agree that, to the extent that Borrower makes a payment or payments to Senior Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, and/or required to be repaid to a trustee, receiver, or any other party under any Debtor Relief law, any state or federal law, common law, or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as part of the obligations entitled to the benefit of all of the provisions of this Agreement, as if said payment had not been made.

                      8.9. This Agreement shall remain in effect so long as any portion of the Senior Debt or the Subordinated Debt remains outstanding; provided, however, that no termination shall impair any rights or priorities created or acquired hereunder by Senior Lender or any right or obligation of Subordinated Creditors hereunder.

                      8.10. Senior Lender and Subordinated Creditors acknowledge that each executes this Agreement based solely on its independent knowledge of the financial condition of Borrower.

                      8.11. This Agreement may not be amended or modified orally but may be amended or modified only in writing, signed by all parties hereto. No waiver of any term or provision of this Agreement shall be effective unless it is in writing, making specific reference to this Agreement and signed by the party against whom such waiver is sought to be enforced. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof.

                      8.12. This Agreement shall be binding upon Subordinated Creditors and Borrower and their respective successors and assigns, including, without limitation, any person or entity which shall acquire all or substantially all of the assets of Subordinated Creditors, and shall inure to the benefit of Senior Lender and its respective successors and assigns. Provided, however, the Subordinated Creditors shall not sell, assign or transfer any of the Subordinated Debt, unless the buyer, assignee or transferee thereof shall agree in writing to become bound by the provisions of this Agreement and the holders of the Senior Debt shall have been furnished with the original copies of such agreement.

                      8.13. This Agreement may be signed in one or more counterparts which, when taken together shall constitute one and the same document.

                      8.14. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA. EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE STATE OR FEDERAL COURTS OF OKLAHOMA COUNTY, OKLAHOMA, WITH RESPECT TO ANY MATTERS ARISING OUT OF OR RELATED TO THIS AGREEMENT. EACH OF THE PARTIES HERETO WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE.

                      8.15. This Agreement is the product of the negotiation and drafting of all parties hereto, and is not to be construed against or in favor of any party.

                      8.16. Nothing herein shall be deemed or construed to create any partnership, joint venture, or fiduciary duties between the parties hereto.

                      8.17. In any litigation between the parties hereto, the prevailing party shall be awarded its reasonable attorneys' fees and costs, including those incurred by reason of the enforcement and collection of any judgment and all appeals in connection therewith.

                      8.18. EACH OF THE PARTIES HERETO HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                  ("BORROWER")

                                  GMX RESOURCES INC.



                                  By: /s/ Ken L. Kenworthy, Sr.
                                      ------------------------------------------
                                  Printed Name: Ken L. Kenworthy, Sr.
                                  Title: Chief Financial Officer

                                  ("SENIOR LENDER")


                                  LOCAL OKLAHOMA BANK


                                  By: /s/ John K. Slay, Jr.
                                      ------------------------------------------
                                        John K. Slay, Jr.
                                        Senior Vice President

                                  ("SUBORDINATED CREDITORS")


                                  /s/ Doug Moreland
                                  ----------------------------------------------
                                  DOUG MORELAND


                                  /s/ Stan Chasen
                                  ----------------------------------------------
                                  STAN CHASEN


                                  XMEN LLC


                                  By: /s/ Gregg Schneider
                                      ------------------------------------------
                                  Name: Gregg Schneider
                                  Title: Member


                                  /s/ Patrick Parker
                                  ----------------------------------------------
                                  PATRICK PARKER